Exhibit 4.11

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of September 9, 2016, among the parties identified in the signature page of this Supplemental Indenture as a Guaranteeing Subsidiary (each a "Guaranteeing Subsidiary") each of which is a direct or indirect subsidiary of LKQ Corporation (or its permitted successor), a Delaware corporation (the “Issuer”), the Issuer, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of May 9, 2013 (the “Indenture”), providing for the issuance of the Issuer’s 4.75% Senior Notes due 2023 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, member of the Board of Directors or holder of Capital Stock of the Issuer or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Supplemental Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
5.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

SMRH:225644653.2            [Signature Page to Supplemental Indenture]

8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Issuer.

[Signature Pages Follow]

SMRH:225644653.2            [Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: September 9, 2016
GUARANTEEING SUBSIDIARIES:

LKQ Glass 2 Inc.
PGW Holdings, LLC
Pittsburgh Glass Works, LLC
PGW Auto Glass, LLC
KPGW Canadian Holdco, LLC
KPGW European Holdco, LLC

By:	/s/ Dominick Zarcone
Name:    Dominick Zarcone
Title:    Executive Vice President

LKQ CORPORATION

By:	/s/ Dominick Zarcone
Name:    Dominick Zarcone
Title:    Executive Vice President and
Chief Financial Officer

SMRH:225644653.2            [Signature Page to Supplemental Indenture]

GUARANTORS:
A&A AUTO PARTS STORES, INC.
ACCU-PARTS LLC
AKRON AIRPORT PROPERTIES, INC.
AMERICAN RECYCLING INTERNATIONAL, INC.
A - RELIABLE AUTO PARTS & WRECKERS, INC.
ARROW SPEED ACQUISITION, LLC
BUDGET AUTO PARTS U-PULL-IT, INC.
CITY AUTO PARTS OF DURHAM, INC.
DRIVERFX.COM, INC.
GREENLEAF AUTO RECYCLERS, LLC
KAIR IL, LLC
KAO LOGISTICS, INC.
KAO WAREHOUSE, INC.
KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
KEYSTONE AUTOMOTIVE OPERATIONS, INC.
KEYSTONE AUTOMOTIVE OPERATIONS OF CANADA, INC.
LAKEFRONT CAPITAL HOLDINGS, INC.,
each as a Guarantor

By:	/s/ Dominick Zarcone
Name:    Dominick Zarcone
Title:    Vice President and
Chief Financial Officer

SMRH:225644653.2            [Signature Page to Supplemental Indenture]

LKQ 1ST CHOICE AUTO PARTS, LLC
LKQ 250 AUTO, INC.
LKQ A&R AUTO PARTS, INC.
LKQ ALL MODELS CORP.
LKQ APEX AUTO PARTS, INC.
LKQ ATLANTA, L.P.
LKQ AUTO PARTS OF CENTRAL CALIFORNIA, INC.
LKQ AUTO PARTS OF MEMPHIS, INC.
LKQ AUTO PARTS OF NORTH TEXAS, INC.
LKQ AUTO PARTS OF NORTH TEXAS, L.P.
LKQ AUTO PARTS OF UTAH, LLC
LKQ BEST AUTOMOTIVE CORP.
LKQ BIRMINGHAM, INC.
LKQ BROADWAY AUTO PARTS, INC.
LKQ FINANCE 1 LLC
LKQ FINANCE 2 LLC
LKQ FOSTER AUTO PARTS SALEM, INC.
LKQ FOSTER AUTO PARTS WESTSIDE LLC
LKQ GLASS 1, LLC
LKQ GORHAM AUTO PARTS CORP.
LKQ GREAT LAKES CORP.
LKQ HEAVY TRUCK-TEXAS BEST DIESEL, L.P.
LKQ HUNTS POINT AUTO PARTS CORP.
LKQ LAKENOR AUTO & TRUCK SALVAGE, INC.
LKQ MANAGEMENT COMPANY
LKQ METRO, INC.
LKQ MID-AMERICA AUTO PARTS, INC.
LKQ MIDWEST AUTO PARTS CORP.
LKQ MINNESOTA, INC.
LKQ OF INDIANA, INC.
LKQ OF MICHIGAN, INC.
LKQ OF NEVADA, INC.
LKQ OF TENNESSEE, INC.
LKQ ONLINE CORP.
LKQ PENN-MAR, INC.
LKQ PGW HOLDINGS, LLC
LKQ PICK YOUR PART SOUTHEAST, LLC
LKQ PLUNKS TRUCK PARTS & EQUIPMENT - JACKSON INC.,
each as a Guarantor

By:	/s/ Dominick Zarcone
Name:    Dominick Zarcone
Title:    Vice President and
Chief Financial Officer

SMRH:225644653.2            [Signature Page to Supplemental Indenture]

LKQ RALEIGH AUTO PARTS CORP.
LKQ ROUTE 16 USED AUTO PARTS, INC.
LKQ SALISBURY, INC.
LKQ SAVANNAH, INC.
LKQ SELF SERVICE AUTO PARTS-HOLLAND, INC.
LKQ SELF SERVICE AUTO PARTS-KALAMAZOO, INC.
LKQ SELF SERVICE AUTO PARTS-MEMPHIS LLC
LKQ SELF SERVICE AUTO PARTS-TULSA, INC.
LKQ SMART PARTS, INC.
LKQ SOUTHEAST, INC.
LKQ SOUTHWICK LLC
LKQ TAIWAN HOLDING COMPANY
LKQ TIRE & RECYCLING, INC.
LKQ TRADING COMPANY
LKQ TRIPLETTASAP, INC.
LKQ U-PULL-IT AUTO DAMASCUS, INC.
LKQ U-PULL-IT TIGARD, INC.
LKQ WEST MICHIGAN AUTO PARTS, INC.
NORTH AMERICAN ATK CORPORATION
PICK-YOUR-PART AUTO WRECKING
POTOMAC GERMAN AUTO, INC.
PULL-N-SAVE AUTO PARTS, LLC
REDDING AUTO CENTER, INC.
SCRAP PROCESSORS, LLC
SUPREME AUTO PARTS, INC.
U-PULL-IT, INC.
U-PULL-IT, NORTH, LLC,
each as a Guarantor

By:	/s/ Dominick Zarcone
Name:    Dominick Zarcone
Title:    Vice President and
Chief Financial Officer

SMRH:225644653.2            [Signature Page to Supplemental Indenture]

LKQ BRAD’S AUTO & TRUCK PARTS, INC.
LKQ FOSTER AUTO PARTS, INC. ,
each as a Guarantor

By:	/s/ Todd Hanson
Name: Todd Hanson
Title: President

SMRH:225644653.2            [Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Linda E. Garcia
Name: Linda E. Garcia
Title:    Vice President

SMRH:225644653.2            [Signature Page to Supplemental Indenture]